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                                                                  EXHIBIT 11(b)


                         INDEPENDENT AUDITORS' CONSENT




The Board of Trustees and Shareholders
AIM Tax-Exempt Funds, Inc.

We consent to the use of our reports on the AIM Tax-Exempt Cash Fund, AIM Tax-Free Intermediate Fund, and the AIM Tax-Exempt Bond Fund of Connecticut dated May 2, 1997 included herein and the reference to our firm under the heading "Audit Reports" in the Statement of Additional Information.


                                       /s/ KPMG PEAT MARWICK LLP
                                       KPMG Peat Marwick LLP



Houston, Texas
October 6, 1997